Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-xxxxx) and related Prospectus of Vishay Intertechnology, Inc. for the registration of Class A Warrants to purchase 7,000,000 shares of its common stock, Class B Warrants to purchase 1,823,529 shares of its common stock, 6,176,467 shares of its common stock issuable upon exchange of $105,000,000 Floating Rate Unsecured Loan Notes due 2102, and 8,823,529 shares of its common stock issuable upon exercise of Class A Warrants and Class B Warrants and to the incorporation by reference therein of our report dated February 6, 2002 (except for Note 17, as to which the date is February 13, 2002), with respect to the consolidated financial statements of Vishay Intertechnology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP

Philadelphia, Pennsylvania
January 10, 2003